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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Corgentech Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	77-050339
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)
650 Gateway Boulevard, South San Francisco, CA	94080
(Address of principal executive offices)	(Zip code)

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

        Securities Act Registration Statement and Number to which the form relates: 333-110923

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
n/a	n/a

        Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value
(Title of class)

Item 1. Description of Registrant's Securities to be Registered.

        A description of the Common Stock to be registered hereunder is contained in the section entitled "Description of Capital Stock," commencing at page 83 of the Prospectus included in the Registrant's Form S-1 Registration Statement, No. 333-110923, as amended, initially filed with the Securities and Exchange Commission on December 4, 2003 (the "Registration Statement"), and is incorporated herein by reference.

Item 2. Exhibits.

Exhibit Number	Description of Document
3.1*	Amended and Restated Certificate of Incorporation.
3.2*	Restated Certificate of Incorporation to be effective upon completion of the offering.
3.3*	Amended and Restated Bylaws.
3.4*	Restated Bylaws, to be effective upon completion of the offering.
4.2*	Specimen stock certificate.
10.12*	Amended and Restated Investor Rights Agreement, dated October 10, 2003.

*
Filed as an exhibit to the Registration Statement and incorporated herein by reference.

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CORGENTECH INC. (REGISTRANT)
Date: February 3, 2004	By:	/S/ JOHN P. MCLAUGHLIN John P. McLaughlin President and Chief Executive Officer

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SIGNATURE